CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (No.s333-201414, 333-193966, 333-187839, 333-179210, 333-168162, and 333-161679) on Form S-8 of White Mountain Titanium Corporation of our report dated March 30, 2015, with respect to the consolidated financial statements of White Mountain Titanium Corporation included in the annual report on Form 10-K of White Mountain Titanium Corporation for the year ended December 31, 2014.

/s/ SmytheRatcliffe LLP

Chartered Accountants

Vancouver, Canada
March 27, 2015